System1 Postpones Reporting of
Fourth Quarter and FY 2022 Financial Results

LOS ANGELES, CA – March 16, 2023 – System1, Inc. (NYSE: SST) (“System1” or the “Company”), an omnichannel customer acquisition marketing platform, announced today that the Company is postponing its scheduled earnings release and conference call for the fourth quarter and full-year ended December 31, 2022 previously scheduled for today.

The Company requires additional time to complete its financial statements preparation process and its corresponding review process. Additionally, the Company is reviewing its accounting for last year’s business combination transactions, including completion of its purchase accounting for business combinations and to perform its annual goodwill impairment analysis.

As of today’s date, the Company does not expect any material changes to its previously reported revenue, nor to any cash expenses, for fiscal year 2022 to result from such review.

The Company will announce the schedule for its fourth quarter and full-year ended December 31, 2022 financial results and conference call in a future press release.

About System1, Inc.
System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

Contacts:

Investors
Brett Milotte, ICR
Brett.Milotte@icrinc.com